FINAL SUBSCRIPTION AGREEMENT


United Americas Bankshares, Inc.
3789 Roswell Road
Atlanta, Georgia  30342

Ladies and Gentlemen:

     I hereby subscribe to purchase the number of shares of United Americas Bankshares, Inc.'s common stock indicated below.

     I have received a copy of United Americas Bankshares, Inc.'s final prospectus, dated __________, 1999. I understand that my purchase of United Americas Bankshares, Inc.'s common stock involves significant risk, as described under "Risk Factors" in the final prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of United Americas Bankshares, Inc.'s offering of common stock, the accuracy or adequacy of the final prospectus, or any recommendation or endorsement concerning an investment in the common stock.

     I am acquiring the shares for investment for my own account and am not acquiring the shares with a view toward, or for resale in connection with, any distribution within twelve months of the purchase thereof. I have no understanding, agreement or arrangement to sell, distribute, partition, participate or otherwise transfer or assign any part of the shares to any other person, firm or corporation, and I have no obligation, indebtedness or commitment that would compel me to secure funds by the sale of the shares.

     I enclose my check in the amount of $10.00 multiplied by the number of shares I wish to buy. My check is made payable to "The
Bankers Bank - Escrow Agent for United Americas Bankshares, Inc."

     When United Americas Bankshares, Inc. receives this agreement and my check, this subscription will be final and binding and will be irrevocable until the offering is closed.

          Number of Shares
          (minimum 100 shares):       ___________

          Total Subscription Price
          (at $10.00 per share):      ___________



                                   ___________________________________________
                                   Please PRINT or TYPE exact name(s) in which the shares should be registered

                                (over)

                            SUBSTITUTE W-9

Under the penalties of perjury, I certify that: (1) the Social Security Number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding. INSTRUCTION:
YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.



____________________________     ______________________________________
Date                             Signature(s)*

____________________________     ______________________________________
Street Address                   Please indicate the form of
                                 ownership desired for the
                                 shares (individual, joint
City/State/Zip Code              tenants with right of
                                 survivorship, tenants in
                                 common, trust, corporation,
                                 partnership, custodian, etc.)

____________________________
Area Code/Telephone Number

____________________________
Email Address, if available

____________________________
Social Security or Federal
Taxpayer Identification No.

*When signing as attorney, trustee, administrator or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In case of joint tenants, each joint owner must sign.

          TO BE COMPLETED BY UNITED AMERICAS BANKSHARES, INC.

Accepted as of __________________, 1999, as to _______________ shares.


UNITED AMERICAS BANKSHARES, INC.

By: _______________________________
    Signature

    _______________________________
    Print Name